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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 7, 2002


                      THE READER'S DIGEST ASSOCIATION, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                      1-10434                 13-1726769

(STATE OR OTHER JURISDICTION   (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER
     OF INCORPORATION OR                                  IDENTIFICATION NUMBER)
         ORGANIZATION)



           PLEASANTVILLE, NEW YORK                         10570-7000

   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)


               Registrant's telephone number, including area code:
                                 (914) 238-1000


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

ITEM 5.       OTHER EVENTS.

          In connection with the Registration Statement on Form S-4 (Registration No. 333-90576) (including the proxy statement contained therein) initially filed by The Reader's Digest Association, Inc. ("Reader's Digest") on June 14, 2002 with the Securities and Exchange Commission (the "SEC"), as amended by Amendment No. 1, filed with the SEC on July 2, 2002
(the "Registration Statement"), Reader's Digest is providing the following information with respect to the fiscal year ended June 30, 2002, which information recently became available. The data being provided herein is based on information available to date and is incorporated by reference in the Registration Statement (including the proxy statement contained therein).

DIRECTORS

          Set forth below are: (1) the name and age of each current Director,
(2) the Director's present positions and offices with Reader's Digest, (3) the year in which the Director was first elected a Director of Reader's Digest and
(4) the Director's principal occupations during the past five years.



                                POSITIONS AND OFFICES WITH READER'S DIGEST AND
NAME AND AGE                   PRINCIPAL OCCUPATIONS DURING THE PAST FIVE YEARS

Jonathan B. Bulkeley (41)......Mr. Bulkeley joined the Board of Directors in
                               January 2001. He was Chairman and Chief Executive Officer of LifeMinders Inc., an online direct marketing firm during 2001, having served as a director of that company since August 1999. Mr. Bulkeley also served as a director of Cross Media Marketing from 2001 until July 2002. He currently serves as the non-executive Chairman of QXL ricardo plc, a European online auction company. He was Chief Executive Officer of barnesandnoble.com from January 1999 to January 2000. Prior to January 1999, he was affiliated with America Online, including serving as Managing Director of the online services joint venture of AOL-U.K. and Bertelsmann Online and President of AOL-U.K. Mr. Bulkeley is also a director of Milliken & Co.

Herman Cain  (56)..............Mr. Cain, who joined the Board of Directors in
                               June 2001, is Chairman of Godfather's Pizza, Inc. He is also the founder, President and Chief Executive Officer of T.H.E., Inc., a leadership consulting company. Mr. Cain is a director of Aquila, Inc., Godfather's Pizza, Inc. and Whirlpool Corporation.

Lynne V. Cheney  (60)..........Mrs. Cheney joined the Board of Directors in
                               1993. She is an author and lecturer and has been a senior fellow of the American Enterprise Institute for Public Policy Research since January 1993. Prior to January 1993, she served as Chairman of the National Endowment for the Humanities.

M. Christine DeVita  (52)......Ms. DeVita has been a member of the Board of
                               Directors of Reader's Digest since 1993. She has been President of the DeWitt Wallace-Reader's Digest Fund, Inc. and the Lila Wallace-Reader's Digest Fund, Inc. since June 1989.

                                POSITIONS AND OFFICES WITH READER'S DIGEST AND
NAME AND AGE                   PRINCIPAL OCCUPATIONS DURING THE PAST FIVE YEARS

James E. Preston  (69).........Mr. Preston has been a member of the Board of
                               Directors of Reader's Digest since 1994. He retired as Chairman of the Board of Avon Products, Inc. (beauty and related products) in May 1999, a position he had held since January 1989; he was Chief Executive Officer prior to July 1998, and President prior to November 1993. Mr. Preston also serves on the board of directors of Aramark, Inc. and Foot Locker, Inc.

Lawrence R. Ricciardi  (61)....Mr. Ricciardi has been a member of the Board of
                               Directors of Reader's Digest since 1998. In July 2002, he retired as Senior Vice President of International Business Machines Corporation, where he had served as Senior Vice President and General Counsel from May 1995 to February 2002. Mr. Ricciardi also serves as a director of Royal Dutch Petroleum Company.

Thomas O. Ryder (58)...........Mr. Ryder has been Chairman of the Board and
                               Chief Executive Officer and a Director of
                               Reader's Digest since April 1998. Prior to April 1998, Mr. Ryder was President, American Express Travel Related Services International, a division of American Express Company, from October 1995 to April 1998. Mr. Ryder is also a director of Starwood Hotels & Resorts Worldwide, Inc.

William J. White  (64).........Mr. White has been a member of the Board of
                               Directors of Reader's Digest since 1996. He has been a professor at the Robert R. McCormick School of Engineering and Applied Science at Northwestern University since January 1998. He retired as Chairman of the Board of Bell & Howell Company (information access and mail processing systems) in December 1997, a position he had held since 1990. Mr. White also served as Chief Executive Officer of Bell & Howell Company until March 1997 and as President until February 1995. Mr. White is also a director of ProQuest Company (formerly Bell & Howell Company) and Packaging Dynamics Corporation.

C.J. Silas  (70)...............Mr. Silas has been a member of the Board of
                               Directors of Reader's Digest since 1992. He retired in May 1994 as Chairman and Chief Executive Officer of Phillips Petroleum Company, positions he had held since 1985. Mr. Silas is also a director of Halliburton Company.

Ed Zschau  (62)................Mr. Zschau has been a member of the Board of
                               Directors of Reader's Digest since January 1999. He is a visiting lecturer at Princeton University. Prior to September 1, 2000, Mr. Zschau was a professor of management at the Graduate School of Business Administration of Harvard University, where he joined the faculty in 1996. Mr. Zschau is also a director of StarTek, Inc.

BOARD OF DIRECTORS AND COMMITTEES; RESPONSIBILITIES AND MEETINGS

          During Reader's Digest's fiscal year ended June 30, 2002, its Board of Directors held ten meetings. The Board of Directors has an Audit Committee, a Compensation and Nominating Committee, a Corporate Governance Committee and a Finance Committee.

          The Audit Committee met four times during the 2002 fiscal year. The Audit Committee is composed of Mr. White (Chairman), Mr. Cain, Mrs. Cheney and Mr. Ricciardi. Its functions include: recommending annually to the Board of Directors a firm of independent auditors to audit and review the Company's books and records and approving the scope of such firm's audit; reviewing, approving and recommending to the Board the Company's annual financial statements, reviewing the adequacy of the Company's internal controls and auditing procedures; reviewing the appropriateness of and effect of changes in the Company's accounting principles and auditing procedures; reviewing the Company's ethics policies and procedures; and reviewing the internal audit function. Reader's Digest has adopted a written charter for the Audit Committee. The charter is attached as Appendix A to the 2001 Annual Meeting Proxy Statement.

          The Corporate Governance Committee met five times during the 2002 fiscal year. The Committee is composed of all of the non-employee Directors. Its functions include: reviewing governance matters; evaluating the performance of the Chief Executive Officer; reviewing succession planning and management development activities; and reviewing other internal matters of broad corporate significance.

          The Compensation and Nominating Committee, which met four times during the 2002 fiscal year, consists of Messrs. Silas (Chairman), Preston and White. The Committee's functions include administering certain employee benefit plans; recommending the amount and form of any contribution to the Employee Ownership Plan and the 401(k) Partnership of The Reader's Digest Association, Inc.; reviewing the compensation levels and programs for officers and key personnel and determining incentive compensation for employees of Reader's Digest and its subsidiaries; and reviewing and recommending candidates and nominees for election to the Board of Directors.

          The Finance Committee, which met twice during the 2002 fiscal year, is comprised of Mr. Ricciardi (Chairman), Mr. Bulkeley and Mr. Zschau. The Finance Committee's functions include overseeing the financial affairs of Reader's Digest, such as its investment policies and programs and those of its employee benefit plans; and advising the Board with respect to corporate financial policies and procedures, dividend policy, financing plans and budgets, foreign exchange management, tax planning and insurance coverage.

     All members of the Board attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period in the 2002 fiscal year that he or she was a Director and (2) the total number of meetings held by all committees of the Board on which he or she served during the period in the fiscal 2002 year that he or she served.

COMPENSATION OF DIRECTORS

          Non-employee Directors receive an annual retainer in stock and cash. The stock retainer consists of shares of Reader's Digest Class A Nonvoting Common Stock equal to $32,000, valued at the average of the closing price on the 20 trading days preceding the first trading day of each calendar year and paid on that date. A cash retainer of $18,000 for non-employee Directors, with an additional $3,000 for each Committee Chairman, is paid in quarterly installments. Each individual who became a non-employee Director prior to April 1, 1998 and who serves as a non-employee Director for more than five years will, upon retirement from the Board, continue to receive annual compensation in the amount of $32,000. Individuals who became non-employee Directors on or after April 1, 1998 receive additional stock and cash while serving as a non-employee Director in lieu of retirement payments. The additional stock consists of shares of Reader's Digest Class A Nonvoting Common Stock equal to $20,000, valued at the average of the closing price on the 20 trading days preceding the first trading day of each calendar year and paid on that date. The additional cash amount equals $12,000 and is paid in quarterly installments.

          Under the Deferred Compensation Plan for Non-Employee Directors of The Reader's Digest Association, Inc., non-employee Directors are eligible to defer payment of 50%, 75% or 100% of their cash compensation for certain established deferral periods. Deferred compensation is credited to an unfunded account for each participant, on which interest accrues at a rate determined by a committee comprised of Directors who are not eligible to participate in the plan. Payment of the deferred amounts will be made, at the election of the participant, in a lump sum or in annual installments of from one to 10 years.

          Directors and their spouses are eligible to participate in the Reader's Digest Foundation Matching Gift Program whereby contributions up to $5,000 a year to eligible organizations are matched by the Foundation.



                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

          The following table sets forth information for each of the fiscal years ended June 30, 2002, 2001 and 2000 concerning the compensation of the individuals whose compensation is required to be disclosed pursuant to Securities and Exchange Commission regulations (collectively, the "Named Executive Officers").

                                            Annual compensation                    Long-term compensation
                                                                              Awards(1)              Pay-outs



                                Fiscal
                                 Year                                 Restricted                                    All Other
                                Ended                                    Stock         Options/        LTIP          Compen-
 Name and principal            June 30       Salary        Bonus         Award           SARs        Pay-outs        sation(2)
 position                                                                                 #
 -------------------------     --------    ----------   ----------    -----------     ---------     ----------     -----------
 Thomas O. Ryder                 2002       $750,000      $725,000            $0       400,000        $261,509       $30,283
 CHAIRMAN AND CHIEF              2001       $742,307            $0            $0       250,000      $1,516,093       $13,883
 EXECUTIVE OFFICER               2000       $700,000    $1,560,000            $0       160,000      $2,062,959       $18,178


 Eric W. Schrier                 2002       $376,765      $224,000      $374,850(4)     79,800         $63,724       $44,262(5)
 SENIOR VICE PRESIDENT AND       2001       $355,923            $0            $0        60,000        $339,170      $200,119(5)
 GLOBAL EDITOR-IN-CHIEF AND      2000       $154,808      $475,800      $127,608(4)     50,000               -       $23,328(5)
 PRESIDENT, U.S. MAGAZINES (3)

 Thomas D. Gardner               2002       $364,808      $140,000      $367,500(4)     52,350         $66,523       $20,673
 PRESIDENT, NORTH AMERICA        2001       $316,154            $0            $0        38,000        $417,200       $15,995
 BOOKS AND HOME                  2000       $296,923      $318,200            $0        38,500        $567,700       $18,017
 ENTERTAINMENT AND SENIOR
 VICE PRESIDENT (6)

 Peter J.C. Davenport            2002       $337,619      $160,000            $0        27,900         $66,523       $22,192
 SENIOR VICE PRESIDENT           2001       $331,000            $0            $0        30,000        $417,224        $6,394
 GLOBAL BOOKS AND HOME           2000       $323,115      $335,400            $0        32,000        $567,720       $11,684
 ENTERTAINMENT MARKETING
 AND PUBLISHING (7)

 Robert E. Raymond               2002       $272,115      $225,000      $410,025(4)     33,300         $52,115       $20,696
 SENIOR VICE PRESIDENT,          2001       $248,461            $0            $0        30,000        $215,600        $7,674
 STRATEGIC ACQUISITIONS          2000       $240,000      $228,000            $0        33,000               -       $12,537
 AND ALLIANCES


(1) All awards are made in or with respect to shares of Reader's Digest Class A Nonvoting Common Stock.

(2) Except as otherwise noted below, consists of amounts contributed by Reader's Digest to The Employee Ownership Plan and the 401(k) Partnership of The Reader's Digest Association, Inc. for the accounts of Mr. Ryder, $19,670, Mr. Schrier, $11,007, Mr. Gardner, $19,695, Mr. Davenport,
      $19,937, and Mr. Raymond, $20,696, and insurance premiums paid with respect to term life insurance for the benefit of Mr. Ryder, $10,613, Mr. Gardner, $978, and Mr. Davenport, $2,255.

(3) Mr. Schrier joined Reader's Digest as a Senior Vice President and Editor-in-Chief in April 2000 and became President, U.S. Magazines in February, 2002.

(4) The 2002 restricted stock awards shown are valued at the closing market price of the Class A Nonvoting Common Stock on the NYSE on the date of grant and reflect shares granted as follows: Mr. Schrier, 17,439; Mr. Gardner, 17,097; and Mr. Raymond, 19,212. Under their terms, these shares will vest 50% on August 9, 2004 and 50% on August 9, 2005, except that 7,000 of Mr. Raymond's shares will vest 50% on June 6, 2005 and 50% on June 6, 2006. As of June 30, 2002, based on the closing price of Reader's Digest Class A Nonvoting Common Stock on the NYSE on June 28, 2002, the number of shares and market value of the restricted stock held were as follows: Mr. Schrier, 17,439 shares valued at $326,632; Mr. Gardner, 17,097 shares valued at $320,227; and

      Mr. Raymond, 19,212 shares valued at $359,841. The holders are not entitled to receive dividends on the restricted stock. The 2000 restricted stock award for Mr. Schrier vested before June 30, 2002.

(5) Includes relocation-related payments and related tax reimbursement totaling $33,256 for 2002, $197,982 for 2001 and $23,328 for 2000.

(6) Mr. Gardner is currently a Senior Vice President of Reader's Digest and President, North America Books and Home Entertainment. He was President, U.S. New Business Development prior to January 2001.

(7)   Mr. Davenport became an executive officer of Reader's Digest in October
      1999.

STOCK OPTIONS AND SARs GRANTED IN LAST FISCAL YEAR

          The following table sets forth information concerning stock options and stock appreciation rights granted during the fiscal year ended June 30, 2002 to the Named Executive Officers.



                                               Individual grants
                                                                                                  Potential realizable
                                                                                          value at assumed annual rates of stock
                                                                                         price appreciation for option/SAR term(2)
                                              Percent
                                              of total
                                              options/
                                                SARs
                                Options/       granted     Exercise
                                  SARs           to           or
                               granted (#)    employees      Base      Expiration
            Name                  (1)         in fiscal     price         Date
                                                year        ($/sh)                     0%            5%(3)                10%(4)

---------------------------    ----------     ---------    ---------   ----------     ----      --------------        --------------


Thomas O. Ryder                 400,000        15.76%       21.50        8/8/11        $0           $5,407,236           $13,702,998

Eric W. Schrier                  79,800         3.14%       21.50        8/8/11        $0           $1,078,743            $2,733,748

Thomas D. Gardner                52,350         2.06%       21.50        8/8/11        $0             $707,672            $1,793,380

Peter J.C. Davenport             27,900         1.10%       21.50        8/8/11        $0             $377,155              $955,784

Robert E. Raymond                33,300         1.31%       21.50        8/8/11        $0             $450,152            $1,140,775

All Common Stockholders(5)         --            --           --           --          $0       $1,349,631,458        $3,420,996,307



(1) All options and SARs are granted with respect to Reader's Digest Class A Nonvoting Common Stock. The options vest with respect to 25% of the related shares on each of the first four anniversaries of the grant date.

(2) The values shown are based on the assumed hypothetical compound annual appreciation rates of 5% and 10% prescribed by Securities and Exchange Commission rules. These hypothetical rates are not intended to forecast either the future appreciation, if any, of the price of Reader's Digest Class A Nonvoting Common Stock or the values, if any, that may actually be realized upon such appreciation, and there can be no assurance that the hypothetical rates will be achieved. The actual value realized upon exercise of an option or SAR will be measured by the difference between the price of Reader's Digest Class A Nonvoting Common Stock and the exercise price on the date the option or SAR is exercised.

(3) For the values stated in this column to be realized, the price of Reader's Digest Class A Nonvoting Common Stock would have to appreciate from $21.50 to $35.02 during the 10-year option term.

(4) For the values stated in this column to be realized, the price of Reader's Digest Class A Nonvoting Common Stock would have to appreciate from $21.50 to $55.77 during the 10-year option term.

(5) For "All Common Stockholders," the potential realizable values have been calculated on the basis of the same price at which stock options and SARs were granted to the Named Executive Officers and on the basis of the total number of shares of Reader's Digest Class A Nonvoting Common Stock and Reader's Digest Class B Voting Common Stock outstanding on June 30, 2002. An increase in the price of Reader's Digest Class A Nonvoting Common Stock will benefit all holders of such stock and all option holders commensurately.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

          The following table sets forth information concerning stock options and SARs exercised during the fiscal year ended June 30, 2002 and the fiscal year-end value of unexercised options and SARs for the Named Executive Officers.





                                                          Number of unexercised               Value of unexercised
                               Shares                     options/SARs at fiscal            in-the-money options/SARs
                              Acquired                          year end                       at fiscal year end
                                 on         Value
    Name                      Exercise    Realized     Exercisable    Unexercisable      Exercisable     Unexercisable
---------------------         --------    --------     -----------    -------------      -----------     -------------


Thomas O. Ryder                  --          --         1,222,500        667,500             $0                $0
Eric W. Schrier                  --          --            40,000        149,800             $0                $0
Thomas D. Gardner                --          --           112,150        129,400             $0                $0
Peter J.C. Davenport             --          --           130,250         96,150             $0                $0
Robert E. Raymond                --          --            54,475         76,625             $0                $0



LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

The following table sets forth information concerning long-term incentive plan awards made during the fiscal year ended June 30, 2002 to each of the Named Executive Officers.

                                                 Performance           Estimated future payouts under non-stock
                                Number of          or other                       price-based plans
                              shares, units      period until
                                or other        maturation or
    Name                        rights(1)           payout          Threshold(2)     Target(2)          Maximum(2)
---------------------         -------------     --------------      ------------     ---------          ----------


Thomas O. Ryder                  58,617        7/1/01 - 6/30/04         29,309         58,617             175,851
Eric W. Schrier                  21,884        7/1/01 - 6/30/04         10,942         21,884              65,652
Thomas D. Gardner                12,700        7/1/01 - 6/30/04          6,350         12,700              38,100
Peter J.C. Davenport             10,551        7/1/01 - 6/30/04          5,276         10,551              31,653
Robert E. Raymond                10,095        7/1/01 - 6/30/04          5,048         10,095              30,285


(1) Represents target awards of Performance Shares under the 1994 Key Employee Long Term Incentive Plan. Performance Shares are awards of shares of Reader's Digest Class A Nonvoting Common Stock (subject to such transfer restrictions and other restrictions as the Compensation and Nominating Committee may determine) or awards of the value of such shares based on the average closing price of Reader's Digest Class A Nonvoting Common Stock over the last 20 trading days of the applicable Performance Cycle.

(2) Threshold, target or maximum award payouts are based on Reader's Digest's achievement during the Performance Cycle of performance goals relating to operating income, earnings per share and relative total shareholder return.

RETIREMENT PLANS

          Reader's Digest maintains The Reader's Digest Association, Inc. Retirement Plan (the "Qualified Retirement Plan"), which provides benefits for eligible employees. Through June 30, 1999, the Qualified Retirement Plan was structured as a traditional defined benefit plan with benefits determined primarily by average final compensation and years of service. Effective July 1, 1999, the Qualified Retirement Plan was amended so that the present value of accrued benefits under the Qualified Retirement Plan was converted to a cash balance account.

          Under the amended Qualified Retirement Plan, each participant's account is credited with a percentage of the participant's base pay paid in that month. The percentage is determined by the age of the participant. The following table shows the percentages used to determine credits at the ages indicated.

                          AGE                 PERCENTAGE
                          ---                 ----------
                        Under 30                   3%
                        30-34                      4%
                        35-39                      5%
                        40-44                      6%
                        45-49                      8%
                        50-54                     10%
                        Over 54                   12%

          As of July 1, 2002, the ages of the Named Executive Officers were the following: Mr. Ryder, 58; Mr. Schrier, 50; Mr. Gardner, 44; Mr. Davenport, 62; and Mr. Raymond, 45.

          In addition, each participant's cash balance account is credited with interest on a monthly basis. The amount of interest is computed by multiplying the value of the cash balance account as of the beginning of the month by the average yield on one-year Treasury Constant Maturities during the 13 weeks ending with the last Friday of the preceding calendar quarter plus 100 basis points divided by 12. For the second calendar quarter of 2002, the monthly interest credit is 0.3625 percent.

          Amounts calculated under the retirement formula that exceed the limits under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), will be paid under the Excess Benefit Retirement Plan of The Reader's Digest Association, Inc. (the "Excess Benefit Plan") from Reader's Digest's assets.

          At retirement or other termination of employment, an amount equal to the vested balance then credited to the account is payable to the participant in the form of an immediate or deferred lump sum or an equivalent annuity. The estimated annual benefits payable under the Qualified Retirement Plan and the Excess Benefit Plan at normal retirement age for each of the Named Executive Officers is as follows: Mr. Ryder, $116,618; Mr. Schrier, $85,320; Mr. Gardner, $134,079; Mr. Davenport, $262,735; and Mr. Raymond, $100,664.

          Effective July 1, 1992, Reader's Digest adopted The Reader's Digest Executive Retirement Plan (the "1992 Executive Retirement Plan"). Effective October 1, 1999, Reader's Digest adopted The Reader's Digest Association, Inc. Executive Cash Balance Retirement Plan (the "1999 Executive Retirement Plan"). Messrs. Ryder and Davenport participate in the 1992 Executive Retirement Plan and Messrs. Schrier and Gardner participate in the 1999 Executive Retirement Plan. Benefits under the 1992 Executive Retirement Plan are based on compensation (consisting of salary and bonus) and years of service. Benefits are reduced by benefits payable under the Qualified Retirement Plan, the Excess Benefit Retirement Plan and certain other Company provided retirement benefits. Because of the nature of the interdependency among the 1992 Executive Retirement Plan, the Qualified Retirement Plan and the Excess Benefit Plan, it is not possible to present estimated benefits under the 1992 Executive Retirement Plan in tabular format. Benefits payable under the 1992 Executive Retirement Plan, after the reductions for benefits payable under other plans, are currently estimated at $691,044 for Mr. Ryder and $32,403 for Mr. Davenport. These amounts are based on the assumption that payment under the 1992 Executive Retirement Plan will commence upon retirement at age 65, that the 1992 Executive Retirement Plan will continue in force in its present form and that benefits will be paid in the form of a single life annuity. Benefits under the 1999 Executive Retirement Plan are in the form of an annual contribution to each participant's account each September 30 based on the participant's compensation (consisting of salary and bonus). This contribution is reduced by the annual contributions made to the cash balance accounts of the Qualified Retirement Plan and the Excess Benefit Retirement Plan. One half of the investment growth in the account is based on the return on Reader's Digest Class A Nonvoting Common Stock and one half is tied to investment elections made by the participant. Accrued benefits under the 1999 Executive Retirement Plan are currently estimated at $128,450 for Mr. Schrier and $214,525 for Mr. Gardner.

          Reader's Digest is a party to supplemental retirement benefit agreements with several key employees. Reader's Digest has agreed to pay death benefits under these agreements. The agreement with Mr. Davenport provides that he will receive supplemental retirement benefits of $60,000 per year for 15 years at age 65.



EMPLOYMENT AGREEMENT

          On April 28, 1998, Reader's Digest entered into an employment agreement with Mr. Ryder as Chairman of the Board and Chief Executive Officer of Reader's Digest (the "Ryder Agreement"). The Ryder Agreement has an initial term of three years, which may be terminated earlier under certain circumstances. At the end of the initial three-year period, the term is subject each year to an automatic extension of one year unless one party notifies the other of its intention to terminate the Ryder Agreement.

          As reimbursement for the compensation and benefits that Mr. Ryder forfeited upon termination of his employment with his previous employer, Mr. Ryder received the following upon execution of the Ryder Agreement: (i) stock options in respect of 830,000 shares of Reader's Digest Class A Nonvoting Common Stock; and (ii) 358,000 shares of restricted Reader's Digest Class A Nonvoting Common Stock (collectively, the "Replacement Equity Compensation"). All of the Replacement Equity Compensation has vested in accordance with its terms. All of the stock options have an exercise price of $25.66 per share, the fair market value for these shares on April 28, 1998, the date of grant. Mr. Ryder also received a cash payment of $350,000 on September 14, 1998 to replace the bonus opportunity he forfeited in respect of the first six months of calendar 1998.

          Pursuant to the Ryder Agreement, Mr. Ryder receives an annual base salary of at least $700,000 and an annual bonus under Reader's Digest's annual incentive compensation plan. As provided for under the Ryder Agreement, on April 28, 1998, Mr. Ryder received stock options in respect of 250,000 shares of Reader's Digest Class A Nonvoting Common Stock at an exercise price of $25.66 per share, the fair market value for these shares on the date of grant. The stock options have vested in accordance with their terms. Future awards of stock options will be granted to Mr. Ryder at the discretion of the Compensation and Nominating Committee as part of Reader's Digest's annual stock option program. Under the Ryder Agreement, Mr. Ryder is entitled to all of the employee benefits, fringe benefits and perquisites provided by Reader's Digest to other senior executives.

          The Ryder Agreement provides that in the event Mr. Ryder's employment is terminated by Reader's Digest without "cause" or by Mr. Ryder with "good reason" (a "Qualifying Termination"), Reader's Digest will pay to Mr. Ryder an amount in cash equal to three times base salary plus two times annual bonus. The latter component of the severance payment must equal the greater of (i) the highest annual bonus paid to Mr. Ryder during the three years preceding his termination and (ii) the originally approved target amount of the highest award under the annual incentive compensation plan outstanding on the date of termination. In the event Mr. Ryder's employment is terminated as the result of his death or "disability," all of his outstanding and unvested stock options and restricted stock become immediately vested. In the event of a Qualifying Termination, all of his stock options and shares of restricted stock that are unvested as of the date of such termination will continue to vest during the two-year period immediately following the date of termination. In addition, to the extent unvested, the last tranche of the Replacement Equity Compensation will vest as of the last day of that two-year period. Also, Mr. Ryder will receive payment of his outstanding long term incentive compensation on a prorated basis. If Mr. Ryder's employment is terminated other than by Reader's Digest for "cause" or by Mr. Ryder without "good reason," Mr. Ryder and his beneficiaries will be entitled to continued welfare benefits for a period of two years.

          Under the Ryder Agreement, if Mr. Ryder's employment is terminated on or after age 60 for any reason other than for "cause," Reader's Digest must pay Mr. Ryder (or, if the event of termination is his death, his estate) an amount equal to the difference between (x) the monthly retirement benefit Mr. Ryder would accrue (without regard to vesting) under the Qualified Retirement Plan, the Excess Benefit Retirement Plan and the 1992 Executive Retirement Plan, or replacements for those plans, based on his actual service with Reader's Digest plus, if Mr. Ryder's employment is terminated either by Reader's Digest without "cause" or by him for "good reason," two years, and (y) the amount that he (or his beneficiary) actually receives under those plans. Any such amount will be payable at the same time and in the same form as such payments would have been made under the Qualified Retirement Plan, but will not be subject to any requirements of vesting or any forfeitures. In the event Mr. Ryder's employment is terminated prior to age 60 either by Reader's Digest without "cause" or by Mr. Ryder for "good reason," Mr. Ryder will be credited with two additional years of credited service for all purposes (including eligibility and vesting) under the Executive Retirement Plan. If, after taking into consideration the additional credited service, Mr. Ryder is not deemed to have been terminated after the date on which his age plus years of service equals at least 65
(the "Early Retirement Date"), Mr. Ryder (or his beneficiary) will receive a lump sum payment in the amount of the equivalent actuarial value (as determined under the Qualified Retirement Plan) of pension credits that would have been earned under the 1992 Executive Retirement Plan through the end of the two-year severance period. If after taking into consideration the two additional years of credited service, Mr. Ryder is deemed to have been terminated after his Early Retirement Date (and, in fact, was terminated prior to age 60), Mr. Ryder will receive a benefit under the terms of the 1992 Executive Retirement Plan in the form of a life annuity. In the event Mr. Ryder's employment is terminated prior to age 60 for any reason other than by Reader's Digest without "cause" or by Mr. Ryder for "good reason," Mr. Ryder will be entitled to receive benefits under the terms of the Qualified Retirement Plan, the Excess Benefit Retirement Plan and the 1992 Executive Retirement Plan that generally apply to other senior executives.

          The Ryder Agreement also provides that Mr. Ryder will be a participant in the Severance Plan and the Income Continuation Plan described below under "Severance Arrangements" and "Income Continuation Plans." Benefits paid under those plans will be credited against termination benefits payable under the Ryder Agreement.

          Under the terms of The Reader's Digest Association, Inc. 1994 Key Employee Long Term Incentive Plan (the "1994 Long Term Incentive Plan"), in the event of a "change in control" of Reader's Digest, all unvested stock options held by Mr. Ryder will become immediately vested and exercisable and all restrictions on shares of restricted stock held by Mr. Ryder will immediately lapse.

SEVERANCE ARRANGEMENTS

          Reader's Digest's Severance Plan covers all U.S. corporate employees and the amount of the benefits is dependent upon the employee's grade level and years of service. Under the Severance Plan, any of the Named Executive Officers whose employment is terminated by Reader's Digest other than for "cause" (as defined), for death or disability or in connection with certain change-of-control events, will be entitled to receive severance payments in the amount of four weeks of base pay for each completed year of service up to a maximum of 78 weeks of base pay with a minimum of 52 weeks of base pay.

          Reader's Digest has entered into an agreement with each of Messrs. Schrier, Gardner and Raymond that provides generally that, if his employment is terminated by him for "good reason" or by Reader's Digest except for "cause" (as such terms are defined in the agreement), he will be entitled to receive for a severance period of two years (one year for Mr. Raymond) from termination
(1) bi-weekly severance payments at the rate of his highest annual base salary within 12 months prior to termination plus the higher of the highest annual bonus paid to him within three years prior to termination or his current annual bonus target and (2) benefits equivalent to continued participation in all welfare employee benefit plans. He will also receive a prorated target annual bonus for the year in which termination occurs. Each agreement also provides for the inclusion of the severance period for purposes of credited service and age for determining eligibility under the Qualified Retirement Plan and the Excess Benefit Retirement Plan. Benefits paid under the agreement are in lieu of any other severance or termination benefits except those under the 2001 Income Continuation Plan (described below). If his employment terminates for cause (as defined in the agreement), he will forfeit any benefits under the 1999 Executive Retirement Plan. Each agreement also provides that, if he engages in any detrimental activity (as defined in the agreement) through the one-year period after any payment under the agreement, Reader's Digest may decline to make any payment otherwise due under the agreement and may recover any payment made under the agreement within two years of the detrimental activity.

          Reader's Digest has entered into an agreement with Mr. Davenport that provides generally that, if his employment is terminated by him or by Reader's Digest for any reason, he will be entitled to receive for a severance period of two years from termination (1) bi-weekly severance payments at the rate of his highest annual base salary within 12 months prior to termination plus the higher of his highest annual bonus within three years of termination or his annual bonus target and (2) benefits equivalent to continued participation in the Employee Ownership/401(k) Plan and all welfare employee benefit plans. The agreement also provides for the inclusion of the severance period for purposes of credited service and age under the Qualified Retirement Plan, the Excess Benefit Retirement Plan and the 1992 Executive Retirement Plan and (except as otherwise provided in the terms of an award) for the continued vesting of stock options, stock appreciation rights, restricted stock, performance units and other awards under Reader's Digest's long-term incentive plans during the severance period, exercisability of options and stock appreciation rights thereafter consistent with termination by mutual agreement or retirement, and prorated performance unit payments (to the extent performance goals are met) based on service through the end of the severance period. Benefits paid under the Severance Plan and under the 1989 Income Continuation Plan discussed below will be credited against benefits payable under the agreement.

INCOME CONTINUATION PLANS

          Under The Reader's Digest Association, Inc. 2001 Income Continuation Plan for Senior Management (the "2001 Income Continuation Plan"), each of the eligible members of Reader's Digest senior management, including Messrs. Ryder, Schrier, Gardner and Raymond, whose employment is terminated involuntarily (other than for cause, disability, retirement or death) within 24 months following a change in control of Reader's Digest, or who terminates employment within 120 days following constructive termination and within 24 months following a change in control of Reader's Digest, will be entitled to receive a payment of (a) a prorated annual bonus at the higher of the current year's target bonus or the average of the three highest annual bonuses paid in the preceding five years, (b) three full years' annual base salary, and (c) three times the higher of the current year's target bonus or the average of the three highest annual bonuses paid in the preceding five years. A participant will also be entitled to certain additional benefits, including (a) three years' extended medical, dental and group life insurance coverage, (b) vesting of the account balance under the Qualified Retirement Plan and the Excess Benefit Retirement Plan and additional payment of the amount of 1.5 times one year's contribution credits to the plan account, (c) for participants under the 1992 Executive Retirement Plan, three years' age and service credit for accrual and eligibility, including eligibility for retiree medical benefits, (d) for participants in the 1999 Executive Retirement Plan, vesting of the entire account balance and additional payment of the amount of 1.5 times one year's contribution credits to the plan account, and (e) a gross-up payment for any excise tax (including interest and penalties) imposed by Section 4999 of the Internal Revenue Code on any amount subject to Section 280G(b)(2) of the Internal Revenue Code. A participant receiving benefits under the 2001 Income Continuation Plan will not be entitled to receive benefits under any other Reader's Digest severance or employment plan or agreement, unless the plan or agreement provides otherwise.

          Under The Reader's Digest Association, Inc. 1989 Income Continuation Plan for Senior Management (the "1989 Income Continuation Plan"), each of the eligible members of Reader's Digest senior management, including Mr. Davenport, whose employment is terminated involuntarily (other than for cause, disability, retirement or death) within 24 months following a change in control of Reader's Digest, or who terminates employment within 90 days following constructive termination and within 24 months following a change in control of Reader's Digest, will be entitled to receive a payment of three full years' base annual salary in effect immediately prior to termination or, if higher, immediately prior to the change in control. Any benefits payable under the 1989 Income Continuation Plan will be reduced by any payments made under the Severance Plan and any monthly retirement benefit actually paid under the Qualified Retirement Plan. A participant will also be entitled to certain additional benefits, including a supplemental payment equal to the difference between the participant's monthly retirement benefits under the Qualified Retirement Plan, the Excess Benefit Plan and the 1992 Executive Retirement Plan and the amounts that would have been payable if the participant's credited service under such plans had included the number of months of benefit payments under the 1989 Income Continuation Plan (reduced by any months of benefit under the Severance
Plan). In addition, the participant will be entitled to receive a lump-sum payment equal to three times the average of the three highest of the five preceding annual cash bonuses awarded to the participant. Benefits under the 1989 Income Continuation Plan will be reduced to the extent necessary to prevent any portion of such benefits from being considered "excess parachute payments" under Section 280G of the Internal Revenue Code, when considered alone or in combination with any payments otherwise payable to the participant upon a change in control. Participants in the 1989 Income Continuation Plan do not participate in the 2001 Income Continuation Plan.

          Under the 1989 Income Continuation Plan and the 2001 Income Continuation Plan, stock options, SARs, performance units, performance shares, restricted stock and other awards under The Reader's Digest Association, Inc. Key Employee Long Term Incentive Plans also generally become immediately vested upon a change in control.

TRANSACTIONS WITH MANAGEMENT

Fiscal Year 2002

          In connection with the employment of Michael S. Geltzeiler as Senior Vice President and Chief Financial Officer of Reader's Digest, we have agreed to assist Mr. Geltzeiler in collecting amounts due from his prior employer and to pay Mr. Geltzeiler up to $325,000 of amounts not collected from the prior employer.

        The Company has entered into a 3-year arrangement with a third party pursuant to which the company provides housing to Ian Marsh, President, European Operations, in the United Kingdom as part of an expatriate compensation arrangement. The approximate annual value of the payments made pursuant to the foregoing arrangement is (pound) 108,000.

Fiscal Year 2001

        During fiscal 2001, loans in the following amounts were outstanding from Reader's Digest to Messrs. Scimone ($86,135) and Davenport ($86,135). The loans, which covered the amount of tax withholding due on vesting of restricted stock, bore interest at a rate of 7.2% per annum and were secured by the shares of stock, were repaid on August 21, 2000.

Fiscal Year 2000

        In June 2000, the Company funded an equity advance of $364,000 for Eric
W. Schrier, Senior Vice President and Editor-In-Chief, in connection with his relocation from California to the corporate headquarters. The advance was non-interest bearing. $270,594 of the equity advance was repaid upon closing of the sale of his previous residence. The balance of the equity advance was a relocation expense (including closing costs and commissions) that Mr. Schrier was not required to reimburse under Reader's Digest's relocation policy. In July 2000, the Company made a loan to G.C. Coleman in the amount of $75,000 relating to the relocation of his residence in connection with the relocation of his department to the corporate headquarers. The loan, which bore interest at a rate of 8.2% per annum, was repaid on August 21, 2000.

                                PERFORMANCE CHART


          The following chart compares the total return to stockholders (stock price plus reinvested dividends) on a $100 investment in each of the following:
Reader's Digest Class A Nonvoting Common Stock, the S&P 500 Stock Index and the Dow Jones Media-Publishing Group Index from June 30, 1997 to June 30, 2002.


                     COMPARISON OF CUMULATIVE TOTAL RETURN
             The Reader's Digest Association, Inc. vs. S&P 500 vs.
                        Dow Jones Media-Publishing Group







                                                  JUNE 30,    JUNE 30,   JUNE 30,    JUNE 30,   JUNE 30,    JUNE 30,
                                                    1997        1998       1999        2000       2001        2002
                                                    ----        ----       ----        ----       ----        ----
  The Reader's Digest Association, Inc............ 100.00       97.86     145.33      146.13     106.37      69.95
  Dow Jones Media-Publishing Group................ 100.00      136.15     141.12      146.29     155.39     164.35
  S&P 500......................................... 100.00      130.15     159.77      171.35     145.95     119.72

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                    The Reader's Digest Association, Inc.

Date:  August 7, 2002



                                    /s/ Michael S. Geltzeiler
                                    --------------------------------------------
                                    Name:   Michael S. Geltzeiler
                                    Title:  Senior Vice President and
                                            Chief Financial Officer